UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 7, 2013, Calpine Corporation (the “Company”) announced that Thad Hill, the Company's President and Chief Operating Officer, will succeed Jack Fusco as the Company's Chief Executive Officer when, as previously announced, Mr. Fusco assumes the role of Executive Chairman of the Board of Directors following the Company’s annual meeting of shareholders in May 2014.

Mr. Hill joined the Company in September 2008 as Executive Vice President and Chief Commercial Officer. He became Chief Operating Officer in October 2010 with responsibility for the Company’s commercial and power operations as well as its human resources function, and he was named President in December 2012. Prior to joining the Company, Mr. Hill was with NRG Energy from 2006 to 2008, serving as President of NRG Texas in 2007-2008. Prior to NRG, Mr. Hill was Executive Vice President of Strategy and Business Development at Texas Genco from 2005 to 2006.  From 1995 to 2005, he was with Boston Consulting Group Inc., where he rose to Partner and Managing Director and led the North American energy practice, serving companies in the power and gas sector with a focus on commercial and strategic issues.

In conjunction with Mr. Hill's appointment, the Company and Mr. Hill entered into an employment agreement (the “Agreement”) for a term of three years commencing when Mr. Hill's appointment as Chief Executive Officer is effective following the Company’s annual meeting of shareholders in May 2014 and will replace Mr. Hill’s current letter agreement with the Company. Pursuant to the Agreement, Mr. Hill will also be nominated and will serve as a member of the Board of Directors, subject to annual election by shareholders at the each annual meeting of shareholders for the duration of the Agreement.

Under the Agreement, Mr. Hill is entitled to an annual base salary of $1,000,000, subject to annual increases by the Company's Board of Directors, and an annual cash performance bonus targeted at 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. For fiscal 2014, Mr. Hill’s annual bonus target will be prorated to reflect the number of days during fiscal 2014 that he spent serving as Chief Executive Officer relative to the number of days he served as Chief Operating Officer. Mr. Hill is also entitled to receive, beginning in fiscal 2015, long-term incentive awards which will initially have a target value of 300% of his annual base salary with such value subject to annual adjustment by the Company's Board of Directors.

During the term of the Agreement, Mr. Hill is entitled to participate in the Company’s Amended and Restated Change in Control and Severance Benefits Plan (the “Severance Plan”) as a Tier 1 Participant, and, pursuant to the Agreement, any adverse changes to the terms and conditions of the Severance Plan will not impact Mr. Hill until the second anniversary of his receipt of written notice of such change (or, if earlier, the expiration of the term of the Agreement).

Either the Company or Mr. Hill may terminate the Agreement by way of written notice at least 30 days prior to the date of termination, subject to payment of any amounts due pursuant to the Severance Plan.

To the extent applicable, the Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

There are no arrangements or understandings between Mr. Hill and any other person pursuant to which he was selected as an officer. Mr. Hill does not have any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Hill has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated November 7, 2013.*
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: November 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Calpine Corporation Press Release dated November 7, 2013.*
__________

*	Furnished herewith.